Exhibit 99.1

                    Cyberonics' Q1 Results Exceed Guidance


   16% Quarterly Annual Sales Growth; 159% Quarterly Annual Improvement In

             Earnings; Conference Call Scheduled for 4:30 PM EDT



    HOUSTON, Texas, August 5, 2003 -- Cyberonics, Inc. (Nasdaq: CYBX)

today announced financial results for the first quarter ended July 25, 2003 of its fiscal year ending April 30, 2004.  Net sales increased $3.6 million (16%)

to $26.7 million compared to net sales of $23.1 million for the same quarter last year.  U.S. net sales for the first quarter were $25.0 million,

increasing by 17% over U.S. net sales of $21.4 million for the first quarter last year.  International sales for the first quarter were $1.7 million,

compared to $1.7 million for the first quarter last year.

    Net earnings for the quarter ended July 25, 2003 increased by

$6.2 million, or $0.27 per fully diluted share to $2.6 million, or $0.10 per fully diluted share compared to a net loss of $3.7 million, or $0.17 per fully diluted share for the quarter ended July 26, 2002.  Net earnings exceeded the company's guidance of $0.08 per fully diluted share, by $0.02, or 25%.

    Cash on hand on July 25, 2003 totaled $45.1 million, increasing by

$1.5 million over the $43.6 million in cash on hand as of April 25, 2003.

    Robert P. ("Skip") Cummins, Cyberonics' Chairman of the Board and Chief

Executive Officer commented, "Fiscal 2004 is a defining year for VNS

Therapy(TM) and Cyberonics.  Our primary 2004 objectives are to steadily improve the profitability, scalability in epilepsy and transferability to depression of our organization and business model and to work with FDA to determine the safety and effectiveness of VNS Therapy as a treatment for depression.  In Q1, we made excellent progress towards those objectives by

(1) adding experienced, capable sales and human resources leadership at the

Vice President level, (2) reporting compelling, highly statistically and clinically significant results in the final phase of the depression pivotal study, and (3) beginning to realize planned post-reorganization improvements in U.S. sales force productivity.  In the first quarter we also received a vote of confidence from a medtech industry leader when Boston Scientific purchased an approximate 15% ownership position in Cyberonics on the open market.  We are looking forward in Q2 to submission of the depression PMA-S and to continued profitable growth."

    "We are making no changes to our guidance for the remaining quarters in fiscal 2004," commented Pamela B. Westbrook, Vice President Finance and

Administration and Chief Financial Officer.  "We expect to see quarterly annual sales growth of approximately 12% in the second quarter increasing to

22% in the third quarter and 40% in the fourth quarter of the year, consistent with anticipated improvements in U.S. sales force productivity.  We are raising our annual sales and earnings guidance for fiscal 2004 to reflect actual first quarter results.  We now expect fiscal 2004 sales to grow 23% to approximately $128.4 million and that fiscal 2004 net earnings will increase by approximately 114% over last year to $0.47 fully diluted share."



    CONFERENCE CALL

    A simultaneous conference call and Internet presentation to discuss final

Q1 results will occur at 4:30 PM EDT on Tuesday, August 5, 2003.  Two separate phone lines are necessary to access the conference call and Internet presentation.  The audio portion of the conference call may be accessed by dialing 877-451-8943 (if dialing from within the U.S.) or 706-679-3062 (if dialing from outside the U.S.).  The conference ID is 1992691; the leader is

Pam Westbrook.  A replay of the audio portion of the conference call will be available two hours after the completion of the conference call on Tuesday,

August 5, 2003 through Tuesday, August 19, 2003 by dialing 800-642-1687 (if dialing from within the U.S.) or 706-645-9291 (if dialing outside the U.S.).

The replay conference ID access code is 1992691.

    You may access the Cyberonics Internet presentation site via the

PresentPLUS Gateway address

http://www.presentplus.com/conference/gateway.html .  To test your system in advance, take the instant system check by clicking on the PresentPLUS Gateway link above, then select Browser Check from the available options.  If you encounter difficulty, support solutions will be provided, or you may call

PresentPLUS toll-free at 877-549-3137 or email support@presentplus.com with your telephone number for an immediate call back.  Once proper compatibility is confirmed, the presentation site can be accessed 10 minutes prior to the scheduled start, beginning at 4:20 PM EDT on Tuesday, August 5, 2003.  Click on the link http://www.presentplus.com/conference/gateway.html , then click on

"Attendee Login" from the available options.  The event name and password is xcyberonics.



    September 24 Investor Dinner

    "The Future of VNS Therapy" dinner program will occur on Wednesday,

September 24, 2003 at the Plaza Hotel in New York City from 5:00 PM to

10:00 PM during the UBS Warburg Healthcare Conference.  Presentations will be made by Cyberonics management and by epileptologists and psychiatrists experienced with VNS Therapy.  The VNS Therapy dinner program is open to the public and registration is available online at www.cyberonics.com .

    Scheduled speakers at the VNS Therapy dinner program include:  A. John

Rush, M.D., Professor and Vice Chairman of Research, Department of Psychiatry,

University of Texas Southwestern; Mark S. George, M.D., Professor of

Psychiatry, Radiology and Neurology; Director, Functional Neuroimaging

Division, Psychiatry; Director, Brain Stimulation Laboratory, Medical

University of South Carolina; Harold A. Sackeim, Ph.D., Professor of Clinical

Psychology in Psychiatry & Radiology, Columbia University; Chief, Department

of Biological Psychiatry, New York State Psychiatric Institute; Lauren B.

Marangell, M.D., Associate Professor of Psychiatry; Director, Mood Disorder

Center, Baylor College of Medicine; James Wheless, M.D., Professor of

Neurology and Pediatrics, Department of Neurology; Director, Texas

Comprehensive Epilepsy Program, The University of Texas Health Science Center

at Houston; Director, Epilepsy Monitoring Unit, Memorial Hermann Children's

Hospital; Robert P. ("Skip") Cummins, Chairman and Chief Executive Officer,

Cyberonics; Michael A. Cheney, Senior Vice President Marketing and Sales,

Cyberonics; W. Steve Jennings, Vice President Sales, Cyberonics; Richard L.

Rudolph, M.D., Vice President Clinical and Medical Affairs, Cyberonics; Pamela

B. Westbrook, Vice President Finance, Cyberonics; Shawn P. Lunney, Vice

President, Market Development.



    About VNS Therapy and Cyberonics

    Cyberonics, Inc. was founded in 1987 to design, develop and market medical devices for the long-term treatment of epilepsy and other chronic neurological disorders using a unique therapy, vagus nerve stimulation (VNS).  Stimulation is delivered by the VNS Therapy System, an implantable generator similar to a cardiac pacemaker.  The VNS Therapy System delivers preprogrammed intermittent mild electrical pulses to the vagus nerve 24 hours a day.  The Company's initial market is epilepsy, which is characterized by recurrent seizures.

Epilepsy is the second most prevalent neurological disorder.  The Cyberonics

VNS Therapy System was approved by the FDA on July 16, 1997 for use as an adjunctive therapy in reducing the frequency of seizures in adults and adolescents over 12 years of age with partial onset seizures that are refractory to antiepileptic medications.  The VNS Therapy System is also approved for sale as a treatment for epilepsy in all the member countries of the European Economic Area, Canada, Australia and other markets.  To date,

more than 22,000 epilepsy patients in 24 countries have accumulated over

56,000 patient years of experience using VNS Therapy.  The VNS Therapy System is approved for sale in the European Economic Area and in Canada as a treatment for depression in patients with treatment-resistant or treatment intolerant major depressive episodes including unipolar depression and bipolar disorder (manic depression).

    VNS Therapy is at various levels of investigational clinical study as a potential treatment for depression, anxiety disorders, Alzheimer's disease,

and chronic headache/migraine.  Cyberonics' comprehensive VNS Therapy depression study program began with the first pilot study implant in July

1998.  The depression study program includes the following studies: a

60-patient acute and long-term pilot study (D-01); a 235-patient double blind,

randomized, placebo controlled 8-week fixed dose acute pivotal study with a long-term extension (D-02); a 127-patient long-term observational study of patients with chronic or recurrent treatment resistant depression treated only with treatment as usual (D-04); neuroimaging, neurochemical and sleep mechanism of action studies; and several healthcare utilization and cost effectiveness studies.  The patients in these studies were suffering from chronic or recurrent treatment resistant depression.  In the D-02 and D-04 studies, the average lifetime illness exceeded 25 years and the average duration of the current depressive episode exceeded 48 months.

    Highly statistically and clinically significant acute and long-term response and remission rates were observed in the D-01 pilot study.  The first implant in the D-02 pivotal study occurred in August 2000.  In January 2002,

Cyberonics announced that although clinically meaningful, the difference in the D-02 treatment and placebo group HRSD-24 response rates at the end of the

8-week fixed dose acute study was not statistically significant.  In September

2002, after determining the likely contributors to the lack of statistical significance, Cyberonics submitted a revised, prospective long-term pivotal study analysis plan to FDA.  In January 2003, Cyberonics announced that the one-year data from its D-02 depression pivotal study, analyzed pursuant to the

D-02 analysis plan submitted to the FDA in September 2002, showed highly statistically significant (p-value < 0.001) and clinically significant improvements compared to baseline.  In July 2003, Cyberonics reported that the preliminary one-year results from its D-02 VNS Therapy depression pivotal study and D-04 companion study of chronic and recurrent treatment resistant depression, analyzed pursuant to the D-02 analysis plan submitted to the U.S.

Food and Drug Administration (FDA) in September 2002, showed a highly statistically significant causal relationship  (p-value  < 0.001) between VNS

Therapy and the depression improvements from baseline observed in the D-02 VNS

Therapy study.  The causal relationship between VNS Therapy and the D-02 patients' one-year outcomes was determined using a repeated measures linear regression analysis to compare depression improvements as measured by the

Inventory of Depressive Symptomatology-Self Report (IDS-SR) over one year in

205 D-02 patients receiving VNS Therapy and treatment as usual with the IDS-SR outcomes of 124 patients in a companion study, D-04, receiving only treatment as usual.  In D-04, patients with chronic or recurrent treatment resistant depression who met the critical D-02 inclusion criteria were treated with standard medical management at 13 total study sites including 12 of the 21

D-02 study sites.  Statistically and clinically significant differences in the physician and patient reported D-02 and D-04 patients' one-year response and remission rates were also observed.  One-year response rates, defined as at least a 50% improvement in depression symptoms as measured by the IDS-SR and

HRSD-24 (24 item clinician rated Hamilton Rating Scale for Depression) were

21% and 30%, respectively in D-02 and 12% and 13% respectively in D-04.  One-

year remission rates, defined as the percentage of patients free of depressive symptoms after one-year of treatment, were 16% and 17%, respectively in D-02 and 5% and 7%, respectively in D-04.

    The Company is headquartered in Houston, Texas and has an office in

Brussels, Belgium.  For additional information please visit us at

www.cyberonics.com .



    Forward Looking Statements

    This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements can be identified by the use of forward-looking terminology, including "may,"

"believe," "will," "expect," "anticipate," "estimate," "plan," "intend," and

"forecast," or other similar words.  Such forward-looking statements include statements concerning 2004 objectives, including improving the profitability,

scalability and transferability of our business model, 2004 guidance,

including quarterly annual sales growth, improvements in US sale force productivity, net earnings and net earnings per share, maintaining and obtaining appropriate regulatory approvals, developing VNS as a treatment for depression and other indications, and the timing and outcome of clinical studies and regulatory activities.  Statements contained in this press release are based upon information presently available to us and assumptions that we believe to be reasonable.  We are not assuming any duty to update this information should those facts change or should we no longer believe the assumptions to be reasonable.  Our actual results may differ materially.

Important factors that may cause actual results to differ include, but are not limited to:  continued market acceptance of VNS Therapy and sales of our product; the development and satisfactory completion of clinical trials and/or market test of VNS Therapy for the treatment of depression, Alzheimer's disease, anxiety, or other indications; adverse changes in coverage or reimbursement amounts by third-parties; intellectual property protection and potential infringement claims; maintaining compliance with government regulations and obtaining necessary government approvals for new applications;

product liability claims and potential litigation; reliance on single suppliers and manufacturers for certain components; the accuracy of management's estimates of future expenses and sales; and other risks detailed in from time to time in the Company's filings with the SEC.





                                CYBERONICS, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS





                                               JULY 25, 2003    APRIL 25, 2003

                                                (Unaudited)        (Audited)

                   ASSETS



    Current Assets

      Cash and cash equivalents                $45,128,970       $43,576,305

      Accounts receivable, net                  15,484,713        14,164,771

      Inventories                                6,241,412         6,046,106

      Other current assets                       1,392,785         1,344,777

           Total Current Assets                 68,247,880        65,131,959

    Property and equipment, net and other

     assets                                      9,188,410         9,822,772

                                               $77,436,290       $74,954,731





      LIABILITIES AND STOCKHOLDERS' EQUITY



    Current liabilities                        $24,677,364       $26,301,662



    Long term liabilities                          106,660           141,066



    Stockholders' equity                        52,652,266        48,512,003



                                               $77,436,290       $74,954,731





                                CYBERONICS, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                    THIRTEEN WEEKS ENDED

                                               JULY 25, 2003     JULY 26, 2002

                                                (Unaudited)       (Unaudited)



    Net Sales                                  $26,682,274       $23,055,593

    Cost of Sales                                3,993,953         3,950,037

           Gross Profit                         22,688,321        19,105,556



    Operating Expenses:

        Selling, general & administrative       16,284,271        18,355,545

        Research & development                   3,776,490         4,795,938

           Total Operating Expenses             20,060,761        23,151,483

           Earnings (loss) From

            Operations                           2,627,560        (4,045,927)

    Interest income                                 89,759           129,948

    Interest expense                              (143,073)          (97,852)

    Other income, net                              112,574           339,024

    Earnings (loss) before taxes                 2,686,820        (3,674,807)

    Taxes on earnings                              124,830               ---

    Net earnings (loss)                         $2,561,990       $(3,674,807)



    Basic earnings (loss) per share                  $0.11            $(0.17)

    Diluted earnings (loss) per share                $0.10            $(0.17)



    Shares used in computing basic

     earnings (loss) per share                  22,435,149        21,781,872

    Shares used in computing diluted

     earnings (loss) per share                  25,132,077        21,781,872



SOURCE  Cyberonics, Inc.

    -0-                             08/05/2003

    /CONTACT:  Pamela Westbrook, Vice President of Finance and CFO of

Cyberonics, Inc., +1-281-228-7200, or fax, +1-281-218-9332, or

pbw@cyberonics.com ; or Helen Shik, Vice President of Schwartz Communications,

+1-781-684-0770, ext. 6587, or fax, +1-781-684-6500, or

hshik@schwartz-pr.com , for Cyberonics, Inc./

    /Web site:  http://www.presentplus.com/conference/gateway.html /

    /Web site:  http://www.cyberonics.com /

    (CYBX)



CO:  Cyberonics, Inc.

ST:  Texas, New York

IN:  HEA MTC BIO SPM

SU:  ERN ERP CCA MAV